Exhibit 107.1

Calculation of Filing Fee Tables

Form SF-3

(Form Type)

WF Card Funding, LLC

(Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(a)(b)	Proposed Maximum Offering Price Per Unit(c)	Maximum Aggregate Offering Price(c)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset- Backed Securities	Notes	457(s)(d)	(d)	100%	(d)	(d)	(d)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Asset- Backed Securities	Notes	415(a)(6)(e)	$12,306,875,250(e)	100%	$12,306,875,250(e)			SF-3	333-251538 and 333-251538-01	May 21, 2021	$1,342,680.09(e)

	Total Offering Amounts					(d)(e)		(e)

	Total Fees Previously Paid							(e)

	Total Fee Offsets							(e)

	Net Fee Due							(e)
(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b)

With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(c)	Estimated solely for the purpose of calculating the registration fee.
(d)

An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rules 456(c) and 457(s) of the Securities Act of 1933, as amended, until after the registrant offers and sells all carry forward securities.

(e)

Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the registrant is including the above carry forward securities in this registration statement. The registrant previously filed a registration statement on Form SF-3 (File Nos. 333-251538 and 333-251538-01) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which became effective on May 21, 2021. Pursuant to the Prior Registration Statement, there are $12,306,875,250 of registered but unsold securities thereunder as of the date of this registration statement (the “Unsold Securities”). A filing fee of $1,342,680.09 was previously paid in connection with the Unsold Securities. The amount of carry forward securities may be lower than the amount included in Table 1 above if any portion of the Unsold Securities is offered and sold from the Prior Registration Statement during the Rule 415(a)(5) grace period prior to effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources†

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

†	Table 2 is not applicable to this Registration Statement.

Table 3: Combined Prospectuses††

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Fee Offset Claims

††	Table 3 is not applicable to this Registration Statement.